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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-95190, 333-03999, 333-21887, 333-57355,
333-64743, 333-53835, 333-38850, 333-57992 and 333-70638) and the Registration
Statements on Form S-8 (File Nos. 33-95188, 333-36699, 333-45317 and 333-67824)
of First Industrial Realty Trust, Inc. of our report dated February 4, 2002 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 4, 2002 relating to the financial statement schedule, which appears in this Form 10-K.





                                        PricewaterhouseCoopers LLP
Chicago, Illinois
March 8, 2002